UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 21, 2008 (March 18, 2008)
FIRST ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12117	75-1328153

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3322 West End Ave, Suite 1000
Nashville, Tennessee	37203

(Address of Principal Executive Offices)	(Zip Code)
(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 18, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of First Acceptance Corporation (the “Company”) authorized an award of 400,000 shares of restricted stock (the “Restricted Stock Award”) to Edward L. Pierce, the Company’s President, pursuant to the First Acceptance Corporation 2002 Long Term Incentive Plan, as amended (the “Plan”). The Restricted Stock Award will vest as follows:

Date of Vesting	Number of Shares to be Vested
July 1, 2009	160,000
October 1, 2009	80,000
October 1, 2010	80,000
October 1, 2011	80,000
     The Restricted Stock Award is subject to the provisions of the Plan and such other terms and conditions as are contained in the Restricted Stock Award Agreement, dated as of March 18, 2008 (the “Restricted Stock Agreement”), between the Company and Edward L. Pierce. The Restricted Stock Agreement is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

99.1	Restricted Stock Award Agreement, dated as of March 18, 2008, between First Acceptance Corporation and Edward L. Pierce.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION
Date: March 21, 2008	By:	/s/ Stephen J. Harrison
Stephen J. Harrison
Chief Executive Officer

INDEX TO EXHIBITS

99.1	Restricted Stock Award Agreement, dated as of March 18, 2008, between First Acceptance Corporation and Edward L. Pierce.